THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS; AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF SUCH EXEMPTION.

$[________]	January [ ], 2012

LUXEYARD, INC.

10% CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, LUXEYARD, INC, a Delaware corporation (the “Company”), with its principal office at 4063 Glencoe Avenue, Suite A, Marina Del Rey, California 90292 hereby promises to pay to the order of [_________________________________] (“Holder”), the principal amount of [________________________________________] on January [ ], 2014, (the “Maturity Date”), or earlier as hereinafter provided.

Interest on the outstanding principal balance shall accrue at a rate of ten percent (10%) per annum, commencing on the date hereof, such interest shall be compounded annually and added to the principal amount of this Debenture and either available for conversion into shares of Common Stock pursuant to the terms hereof or shall be due and payable together with any unconverted or unpaid principal amount on the Maturity Date.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Debenture Purchase Agreement dated of even date herewith.

ARTICLE 1.

Events of Default and Acceleration

(a)   Events of Default Defined. The entire unpaid principal amount of this Debenture, together with interest thereon shall, on written notice to the Company given by the Holder, become and be due and payable if any one or more of the following events (“Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary, or shall be effected or shall come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing. An Event of Default shall occur:

(i)     if there is a failure to pay any principal of this Debenture when and as the same shall become due and such failure shall continue for a period of ten (10) days after such payment is due; or

(ii)     if failure shall be made in the payment of any installment of interest on this Debenture when and as the same shall become due and payable whether at maturity or otherwise and such failure shall continue for ten (10) days after receipt of notice that such payment has not been made; or

(iii)     if the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or its directors or a majority of its stockholders shall vote to dissolve or liquidate the Company; or

(iv)     if an involuntary petition shall be filed against the Company seeking relief against the Company under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be stayed or vacated or set aside within ninety (90) days from the filing thereof; or

(v)     if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company, a receiver, trustee or liquidator of the Company or of all or any substantial part of the property of the Company, or approving a petition filed against the Company seeking a reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company shall be sequestered; and such order, judgment or decree shall not be stayed or vacated or set aside within ninety (90) days from the date of the entry thereof.

ARTICLE 2.

Conversion

(a) Voluntary Conversion. At any time after the date hereof until the Maturity Date, the principal and interest due under the Debenture shall be convertible, in whole or in part, into shares of common stock of the Company (the “Common Stock”) at the option of the Holder. Such Common Stock shall be calculated on a post-Forward Stock Split basis. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”), provided that such date is on or after the date of delivery of the Notice of Conversion. If no Conversion Date is specified in a Notice of Conversion, or the stated conversion date is prior to date of delivery of the Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

(b)    Conversion Price. The conversion price in effect on any Conversion Date shall be equal $0.30 per share, as may be adjusted as set forth below. This Conversion Price already takes into account the Forward Stock Split.

(c)    Mechanics of Conversion.

(i)    Conversion Shares Issuable upon Conversion of Principal Amount and accrued Interest Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

(ii)    Delivery of Certificate upon Conversion. Not later than five Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares representing the number of shares of Common Stock being acquired upon the conversion of this Debenture.

(iii)    Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture.

(iv)    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(d)    Adjustment of Conversion Price.

(i)    Adjustments for Splits, Reorganizations, Consolidations, Mergers. Notwithstanding the Forward Stock Split, should any change be made to the Company’s common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to the Conversion Price in order to prevent the dilution or enlargement of the conversion rights hereunder. In case of any reorganization of the Company, or any other Company, the stock or securities of which are at the time deliverable on the conversion of this Debenture, or in case the Company or such other Company shall consolidate with or merge into another Company, or convey all or substantially all of its assets to another Company, the holder of this Debenture, upon the conversion hereof, shall be entitled to receive, in lieu of the Common Stock called for hereby, the stock or other securities or property to which such holder hereof would have been entitled upon the consummation of such reorganization, consolidation, merger, or conveyance if he had converted this Debenture immediately prior thereto; and in such case, the provisions of this Debenture shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the conversion of this Debenture.

(ii)    Issuance of Additional Shares of Common Stock. At any time when this Debenture remains outstanding and not satisfied in full, in the event the Company shall issue any additional shares of Common Stock or securities convertible into shares of Common Stock, other than Excepted Issuances, at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such additional shares of Common Stock.

(e)    Maximum Conversion. Holder shall not be entitled to convert on a Conversion Date that amount of this Note in connection with that number of Shares of Common Stock which would be in excess of the sum of (i) the number of Shares of Common Stock beneficially owned by Holder and its affiliates on a Conversion Date, (ii) any Shares of Common Stock issuable in connection with the unconverted portion of this Note and (iii) the number of Shares of Common Stock issuable upon the conversion of this Note with respect to which the determination of this provision is being made on a Conversion Date, that would result in Holder and its Affiliates having beneficial ownership by of more than 4.99% of the outstanding Shares of Common Stock of Borrower on such Conversion Date. For purposes of the immediately preceding sentence, “beneficial ownership” shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. Holder shall have the authority and obligation to determine whether the restriction contained in this subsection (e) of Article 2 hereof will limit any conversion hereunder and to the extent that Holder determines that the limitation contained in this Section applies, the determination of which portion of this Note is convertible shall be the responsibility and obligation of Holder. Holder may waive the conversion limitation described in this subsection (e) of Article 2 hereof, in whole or in part, upon and effective after 61 days prior written notice to Borrower to increase such percentage to a maximum of 9.99%.

(f)    Mandatory Conversion. If at any time prior to the Maturity Date, (a) the shares of Common Stock underlying this Debenture are registered in a registration statement under the Securities Act or the shares of Common Stock underlying this Debenture are available for resale pursuant to Rule 144 or similar rule, without limitation, (b) for a period of ten (10) consecutive trading days the closing bid price for the Company’s Common Stock remains at or above $1.00; and (c) the daily volume of the Common Stock during such consecutive ten (10) day period is at least 50,000 shares per day, then all outstanding principal and accrued but unpaid interest under this Debenture shall automatically convert into shares of Common Stock pursuant to the terms of this Article 2 but subject to the limitation provided by subsection (e) above (the “Mandatory Conversion”).

ARTICLE 3.

Miscellaneous

(a)     Transferability. This Debenture shall not be transferred except in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law. The Company shall treat as the owner of this Debenture the person shown as the owner on its books and records. The term “Holder” shall include the initial holder named on the first page of this Debenture and any subsequent holder of this Debenture.

(b)     WAIVER OF TRIAL BY JURY. IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS DEBENTURE, THE COMPANY WAIVES TRIAL BY JURY.

(c)     Usury Saving Provision. All payment obligations arising under this Debenture are subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject the holder of this Debenture to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay. If by the terms of this Debenture, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

(d)     Notice to Company. Notice to the Company shall be given to the Company at its principal executive offices, presently located at 4063 Glencoe Avenue, Suite A, Marina Del Rey, California 90262; Attention: Braden Richter, or to such other address or person as the Company may, from time to time, advise the holder of this Debenture, or to the Holder of this Debenture at the address set forth on the Company’s records. Notice shall be given by hand delivery, certified or registered mail, return receipt requested, three days after being deposited in the US mail, by overnight courier service, which provides evidence of delivery, one day after delivery to such courier for next day priority delivered and properly addressed, or by telecopier if confirmation of receipt is given or of confirmation of transmission is sent as herein provided.

(e)     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

(f)     Expenses. In the event that the Holder commences a legal proceeding in order to enforce its rights under this Debenture, the Company shall pay all reasonable legal fees and expenses incurred by the Holder with respect thereto, if the Holder is successful in enforcing such action.

(g)     This Debenture shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. In the event any one or more of the provisions contained in this Debenture for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality of unenforceability shall not affect any other provision of this Debenture or such other security documents, but this Debenture and the other security documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. This Debenture may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

[Signature Page Follows]

[Signature Page to Debenture]

IN WITNESS WHEREOF, the Company has executed this Debenture as of the date and year first aforesaid.

LUXEYARD, INC.

By:  _________________________

Name: Braden Richter

Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the 10% Convertible Debenture due January [ ], 2014 of LUXEYARD, INC., a Delaware corporation (the “Company”), into shares of common stock, par value $.01 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Article 2 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion Calculation

Date to Effect Conversion: _________________________________

Applicable Conversion Share Price: $__________

Principal and/or Interest Amount of Debenture to be Converted: _________________________

Number of Common Shares to be Issuable Upon Conversion: _________________________

Remaining Principal and/or Interest of Debenture Not Converted: ________________________

Signature:	_______________________________
Name:	_______________________________
Address:	_______________________________

If Delivery to be Made via DWAC:

DWAC Instructions:

Broker No:

Account No:

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